UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THERE IS NO NEED TO RETURN YOUR VOTING INSTRUCTION FORM IF YOU ARE VOTING BY INTERNET OR TELEPHONE YOU ALSO CAN VOTE IN TWO CONVENIENT WAYS In the past, your broker may have voted uninstructed shares on your behalf on routine proposals such as the Election of Directors. Due to NYSE and SEC rule changes, effective January 1, 2010, the Election of Directors is now considered a non-routine proposal. Because of the changes to NYSE Rule 452, brokers will no longer be able to vote your uninstructed shares on this proposal. If you do not vote your shares in the Election of Directors, they will remain unvoted. THEREFORE, YOUR VOTE FOR THE ELECTION OF DIRECTORS IS MORE IMPORTANT NOW THAN EVER. In addition to casting your vote by marking, signing, dating and returning the enclosed voting instruction form in the enclosed business return envelope, there are two additional easy ways to vote. IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES Visit: www.proxyvote.com Follow these easy steps: . Read the accompanying Proxy Statement and voting instruction form . Go to the website www.proxyvote.com . Have your voting instruction form in hand when you access the website . Follow the simple instructions When voting on line, you may also elect to give your consent to have all future proxy materials delivered to you electronically. Call the toll-free number provided on the voting instruction form Follow these easy steps: . Read the accompanying Proxy Statement and voting instruction form . Call the toll-free number printed on the enclosed voting instruction form . Have your voting instruction form in hand when you call the toll-free number . Follow the simple recorded instructions: . Press 1 to vote as the Board recommends . Press 2 to vote each proposal individually VOTE BY PHONE VOTE BY INTERNET VOTE HOURS 10-241 Transocean 452 Insert Blue-Red v3.ai 1 3/18/10 1:08 AM